EXHIBIT 10.27

BOWNE & CO., INC.

1999 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

      This Restricted Stock Agreement (the “Agreement”) sets forth the terms of the grant on                     (the “Grant Date”) by BOWNE & CO., INC., a Delaware corporation (the “Company”), to  (“Employee”) of Restricted Stock under the Company’s 1999 Incentive Compensation Plan (the “Plan”), as follows:

Number granted: ______________ Shares of Restricted Stock

How Restricted Stock Vests: The Restricted Stock, if not previously forfeited, will vest on the dates and as to the number of shares in the following table:

Number of Shares
Stated Vesting Date	That Vest at that Date

In addition, if not previously forfeited, the Restricted Stock will become immediately vested in full upon a Change in Control, and will become vested upon the occurrence of certain events relating to Termination of Employment to the extent provided in Section 3 hereof. The terms “vest” and “vesting” mean that the Restricted Stock has become non-forfeitable and transferable. If Employee has a Termination of Employment prior to a Stated Vesting Date and Shares of Restricted Stock are not otherwise deemed vested by that date, such Restricted Stock will be immediately forfeited. Forfeited Restricted Stock ceases to be outstanding and in no event will thereafter result in delivery of Shares to Employee.

The Restricted Stock is an award of shares of the Company’s Common Stock (the “Common Stock”) granted under Section 6(d) of the Plan, and is subject to the risk of forfeiture and other restrictions specified in the Plan and this Agreement, including the Terms and Conditions of Restricted Stock attached hereto. The number and kind of shares of Restricted Stock and other terms of the Restricted Stock are subject to adjustment in accordance with Section 4(b) hereof and Section 11(c) of the Plan.

      Employee acknowledges and agrees that (i) Restricted Stock is nontransferable, except as provided in Section 2 hereof and Section 11(b) of the Plan, (ii) the Restricted Stock is subject to forfeiture in the event of Employee’s termination of employment in certain circumstances prior to vesting, as specified in Section 3 hereof, (iii) the Restricted Stock is subject to forfeiture in the event Employee fails to meet applicable requirements relating to non-competition, confidentiality, non-solicitation of customers, suppliers, business associates, employees, and service providers, non-disparagement and cooperation in litigation with respect to the Company and its subsidiaries and affiliates, as set forth in Section 6 hereof and Section 10 of the Plan, and (iv) sales of the Shares following vesting of the Restricted Stock will be subject to the Company’s policies regulating trading by employees, including any applicable “blackout” or other designated periods in which sales of Shares is not permitted.

      IN WITNESS WHEREOF, BOWNE & CO., INC. has caused this Agreement to be executed by its officer thereunto duly authorized, and Employee has duly executed this Agreement, by which each has agreed to the terms of this Agreement.

EMPLOYEE [Employee Name]	BOWNE & CO., INC. By: Officer of the Company

TERMS AND CONDITIONS OF RESTRICTED STOCK

      The following Terms and Conditions apply to the Restricted Stock granted to Employee by BOWNE & CO., INC. (the “Company”), and Restricted Stock resulting from Dividend Equivalents (if any), as specified in the Restricted Stock Agreement (of which these Terms and Conditions form a part). Certain terms of the Restricted Stock, including the number of shares granted and vesting date(s), are set forth on the preceding pages.

      1.     General. The Restricted Stock is granted to Employee under the Company’s 1999 Incentive Compensation Plan (the “Plan”), a copy of which is being delivered to Employee with this Agreement. All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting the grant of the Restricted Stock, Employee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Compensation and Management Development Committee of the Company’s Board of Directors (the “Committee”) made from time to time.

      2.     Nontransferability. Until such time as the Restricted Stock has become vested in accordance with the terms of this Agreement, Employee may not transfer Restricted Stock or any rights hereunder to any third party other than by will or the laws of descent and distribution. This restriction on transfer precludes any sale, assignment, pledge, or other encumbrance or disposition of the shares of Restricted Stock (except for forfeitures to the Company).

      3.     Termination Provisions. The following provisions will govern the vesting and forfeiture of the Restricted Stock that is outstanding at the time of Employee’s Termination of Employment, unless otherwise determined by the Committee (subject to Section 9(a) hereof):

(a) Death or Disability. In the event of Employee’s Termination of Employment due to death or Disability (as defined below), all of the outstanding Restricted Stock will vest immediately, provided that, in the case of Disability, Employee signs a release in such form as may be approved by the Committee.

(b) Termination by the Company Without Cause. In the event of Employee’s Termination of Employment involuntarily by the Company without Cause, a Pro-Rata Portion of the outstanding Restricted Stock will vest immediately. Any portion of the outstanding Restricted Stock not vested at the date of Termination will be forfeited.

(c) Termination by the Company for Cause or Voluntarily by Employee. In the event of Employee’s Termination of Employment by the Company for Cause or by Employee voluntarily, the outstanding Restricted Stock will be forfeited.

(d) Certain Definitions. The following definitions apply for purposes of this Agreement:

(i) “Cause” has the meaning defined in any employment agreement between Employee and the Company or a subsidiary as in effect at the date of this Agreement or, if there is no such employment agreement defining Cause, “Cause” means either (A) Employee’s willful malfeasance or nonfeasance having a significant adverse effect on the Company; provided that any action or refusal by Employee shall not “Cause” if, in good faith, Employee believed such action or refusal to be in, or not opposed to, the best interests of the Company or if Employee shall be entitled, under applicable law or under an Company’s Certificate of Incorporation or By-Laws, as they may be amended or restated from time to time, to be indemnified with respect to such action or refusal; (B) Employee’s conviction of a felony; (C) Employee commits any material breach of the Company’s Code of Ethics, which breach, if curable, has not been cured by Employee within 30 days following written notice delivered by the Company; (D) Employee engages in “misconduct” within the meaning of Section 304 of the Sarbanes-Oxley Act of 2002; or (E) Employee’s willful failure to substantially carry out the duties of his position (except where such failure is a result of Employee’s death or Disability) after a written demand for substantial performance is delivered to Employee, which specifically identifies the manner in which the Company believes that Employee has not substantially performed Employee’s duties; provided, that for purposes of the definition of “Cause”, no act, or failure to act, on the part of Employee shall be considered “willful” to the extent such act, or failure to act, is specifically authorized or contemplated by a directive set forth in a resolution duly adopted by the Board.

(ii) “Disability” means Employee’s physical or mental disability, bodily injury or disease (including a disability resulting from an occupational disease) which, in the opinion of a licensed physician designated by the mutual consent of the Company and Employee, would prevent Employee from performing regular duties for the Company from the date of occurrence of such disability for a period of more than one year.

(iii) “Pro Rata Portion” means, for each tranche of Restricted Stock, a fraction the numerator of which is the number of days that have elapsed from the Grant Date to the date of Employee’s Termination of Employment and the denominator of which is the number of days from the Grant Date to the Stated Vesting Date for that tranche. A “tranche” is that portion of the Restricted Stock that has a unique Stated Vesting Date.

(iv) “Termination of Employment” means the event by which Employee ceases to be employed by the Company or any subsidiary of the Company and, immediately thereafter, is not employed by or providing substantial services to any of the Company or a subsidiary of the Company.

      4.     Dividends and Adjustments.

      (a) Dividends. In the event of dividends or distributions on Common Stock, the following terms and conditions shall apply except as provided in Section 4(b) below:

(i) In the event of a cash dividend or distribution on Common Stock, such dividend or distribution shall be automatically reinvested in additional shares of Restricted Stock in accordance with the Bowne Direct Stock Purchase and Dividend Reinvestment Plan (or any successor, or if participation therein is not administratively feasible, on terms substantially the same as under such plan). Employee agrees to sign the new account application and related forms under the Company’s Direct Stock Purchase and Dividend Reinvestment Plan. Share acquired under this Section 4(a)(i) will become vested if and to the same extent as the original Restricted Stock with respect to which the cash dividend or distribution was made becomes vested and, to the greatest extent practicable, shall be subject to all other terms and conditions as applied to the original Restricted Stock;

(ii) In the event of any non-cash dividend or distribution in the form of property other than Common Stock payable on Common Stock (including shares of a subsidiary of the Company distributed in a spin-off), the Company shall retain in its custody the property so distributed in respect of Employee’s Restricted Stock, which property thereafter will become vested if and to the same extent as the original Restricted Stock with respect to which the property was distributed becomes vested and, to the greatest extent practicable, shall be subject to all other terms and conditions as applied to the original Restricted Stock, including in the event of any dividends or distributions paid in respect of such property or with respect to the placement of any legend on certificate(s) or documents representing such property; provided, however, that any dividend or distribution of rights that expire before the applicable Stated Vesting Date will be unrestricted and exercisable by Employee in accordance with their terms;

(iii) In the event of a dividend or distribution in the form of Common Stock or split-up of shares, the Common Stock issued or delivered as such dividend or distribution or resulting from such split-up will be deemed to be additional Restricted Stock and will become vested if and to the same extent as the original Restricted Stock with respect to which the dividend or distribution was payable becomes vested, and shall be subject to all other terms and conditions as applied to the original Restricted Stock.

      (b) Adjustments. The number and kind of shares of Restricted Stock, the number of such shares to be vested and other terms and conditions of Restricted Stock or otherwise contained in this Agreement shall be appropriately adjusted, in order to prevent dilution or enlargement of Employee’s rights hereunder, to reflect any changes in the number of outstanding shares of Common Stock resulting from any event referred to in Section 11(c) of the Plan, taking into account any Restricted Stock or other amounts paid or credited to Employee in connection with such event under Section 4(a) hereof, in the sole discretion of the Committee. In addition, the Committee may vary the treatment of any dividend or distribution as specified under Section 4(a), in its discretion, for administrative convenience or any other reason. The Committee may determine how to treat or settle any fractional share resulting under this Agreement.

      5.     Other Terms of Restricted Stock.

      (a) Voting and Other Shareholder Rights. Employee shall be entitled to vote Restricted Stock on any matter submitted to a vote of holders of Common Stock, and shall have all other rights of a shareholder of the Company except as expressly limited by this Agreement and the Plan.

      (b) Consideration for Grant of Restricted Stock. Employee shall be required to pay no cash consideration for the grant of the Restricted Stock, but Employee’s performance of services to the Company prior to the vesting of the Restricted Stock shall be deemed to be consideration for this grant of Restricted Stock. Employee’s services performed from the Grant Date to the date of issuance of the shares of Restricted Stock is hereby determined to have a value at least equal to the aggregate par value of the shares being newly issued in connection with the grant of Restricted Stock.

      (c) Insider Trading Policy Applicable. Employee acknowledges that sales of shares resulting from Restricted Stock that has become vested will be subject to the Company’s policies regulating trading by executive officers and employees.

      (d) Certificates Evidencing Restricted Stock. Restricted Stock shall be evidenced by issuance of one or more certificates in the name of Employee, bearing an appropriate legend referring to the terms, conditions, and restrictions applicable hereunder, and shall remain in the physical custody of the General Counsel of the Company or his designee until such time as such shares of Restricted Stock have become vested and the restrictions hereunder have therefore lapsed. In addition, Restricted Stock shall be subject to such stop-transfer orders and other restrictive measures as the General Counsel of the Company shall deem advisable under federal or state securities laws, rules and regulations thereunder, and New York Stock Exchange rules, or to implement the terms, conditions and restrictions hereunder, and the General Counsel may cause a legend or legends to be placed on any such certificates to make appropriate reference to the terms, conditions and restrictions hereunder.

      6.     Additional Forfeiture Provisions. The Restricted Stock is subject to the additional forfeiture conditions imposed under Section 10 of the Plan, provided that any forfeiture as a result of the occurrence of a Forfeiture Event will occur at the later of the occurrence of the Forfeiture Event or the Employee’s Termination of Employment at any time that the Company is accounting for awards under Accounting Principles Board Opinion 25.

      7.     Employee Representations and Warranties and Release. As a condition to any non-forfeiture of the Restricted Stock that vests upon Termination of Employment, the Company may require Employee (i) to make any representation or warranty to the Company as may be required under any applicable law or regulation, to make a representation and warranty that the requirements of Section 10 of the Plan and Section 6 above have been met, and (ii) to execute a release from claims against the Company arising at or before the date of such release, in such form as may be specified by the Company.

      8.     Tax Withholding. Unless otherwise determined by the Committee, at the time of vesting the Company will withhold from any shares deliverable upon vesting of the Restricted Stock, in accordance with Section 11(d) of the Plan, the number of shares having a value nearest to, but not exceeding, the amount of income and employment taxes required to be withheld under applicable local laws and regulations, and pay the amount of such withholding taxes in cash to the appropriate taxing authorities; provided, however, that the Company will not require such share withholding if and to the extent that Employee has made arrangements, at least 90 days before the date any such withholding would apply, to provide for payment of such taxes and such arrangements are satisfactory to the Company. Employee will be responsible for any withholding taxes not satisfied by means of such mandatory withholding and for all taxes in excess of such withholding taxes that may be due upon vesting of Restricted Stock.

      9.     Miscellaneous.

      (a) Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Restricted Stock, and supersedes any prior agreements or documents with respect thereto. No amendment or alteration of this Agreement which may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company, and no amendment, alteration, suspension or termination of this Agreement which may materially impair the rights of Employee with respect to the Restricted Stock shall be valid unless expressed in a written instrument executed by Employee.

      (b) No Promise of Employment. The Restricted Stock and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an officer or employee of the Company for any period of time, or at any particular rate of compensation.

      (c) Governing Law. The governing law provision of Section 11(k) of the Plan applies to this Agreement.

      (d) Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at its principal executive offices, in care of the General Counsel or any other officer or agent (including any third-party administrator) as the Company may designate, and any notice to the Employee shall be addressed to the Employee at Employee’s address as then appearing in the records of the Company.

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